As filed with the Securities and Exchange Commission on February 25, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kaltura, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-8128326
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
860 Broadway, 3rd Floor
New York, New York 10003
(646) 290-5445
(Address of principal executive offices) (Zip code)

Kaltura, Inc. 2021 Incentive Award Plan
(Full title of the plans)

Ron Yekutiel
Chairman, Chief Executive Officer and President
Kaltura, Inc.
860 Broadway, 3rd Floor
New York, New York 10003
(646) 290-5445
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:

Marc D. Jaffe, Esq.	Nitzan Hirsch-Falk
Joshua G. Kiernan, Esq.	Yuval Oren
Benjamin J. Cohen, Esq.	Yoav Meer
Latham & Watkins LLP	H-F & Co.
1271 Avenue of the Americas	Rubinstein House,
New York, New York 10020	20 Lincoln St.
(212) 906-1200	10th Floor
Tel Aviv, Israel
Telephone: +972 (3) 794-4888
Fax: +972 (3) 794-4878

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,602,857 shares of Kaltura, Inc.’s (the “Registrant”) common stock to be issued pursuant to the Kaltura, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statements on Form S-8 (File Nos. 333-258261, 333-263262, 333-270081 and 333-277353), filed with the Securities and Exchange Commission, relating to the 2021 Plan, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Kaltura, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40644) filed on July 23, 2021)

4.2	Amended and Restated Bylaws of Kaltura, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40644) filed on July 23, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Kaltura, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253699) filed on March 23, 2021)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2025.

KALTURA, INC.

By: /s/ Ron Yekutiel
Ron Yekutiel
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ron Yekutiel, John Doherty and Zvi Maayan or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Yekutiel	Chairman, Chief Executive Officer and President (Principal Executive Officer)	February 25, 2025
Ron Yekutiel

/s/ John Doherty	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2025
John Doherty

/s/ Richard Levandov	Director	February 25, 2025
Richard Levandov

/s/ Shay David	Director	February 25, 2025
Shay David

/s/ Ronen Faier	Director	February 25, 2025
Ronen Faier

/s/ Naama Halevi Davidov	Director	February 25, 2025
Naama Halevi Davidov

/s/ Eyal Manor	Director	February 25, 2025
Eyal Manor